Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-240257, 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, 333-188448, 333-211203, and 333-217616) of Harsco Corporation of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 25, 2021